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                                                                     EXHIBIT 4.3

No.                                                           CUSIP: 529529 AD 1

         [The following legend is to be inserted only in the Unit to be issued to Cede & Co.:

         UNLESS THIS UNIT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO LEXINGTON PRECISION CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY UNIT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

         THE WARRANT AND THE NOTE ATTACHED HERETO SHALL CONSTITUTE A UNIT. THE WARRANT WILL NOT BE DETACHABLE FROM THE NOTE UNTIL AUGUST 1, 2005, AND THE WARRANT AND THE NOTE WILL ONLY BE TRANSFERABLE AS A UNIT PRIOR TO THAT TIME. IF THE NOTE IS REDEEMED BY THE COMPANY PRIOR TO AUGUST 1, 2005, THE WARRANT WILL REVERT TO THE COMPANY FOR NO FURTHER CONSIDERATION AND WILL BE CANCELED. THIS UNIT MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, MORTGAGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE RESPECTIVE PROVISIONS SET FORTH IN THE NOTE AND THE WARRANT.

                         LEXINGTON PRECISION CORPORATION

    UNITS, CONSISTING OF 12% SENIOR SUBORDINATED NOTES DUE AUGUST 1, 2009 AND
                        WARRANTS TO PURCHASE COMMON STOCK

         This certifies that, for value received, __________ (the "holder") is the holder of units, each consisting of __________ Dollars ($__________) aggregate principal amount of 12% Senior Subordinated Notes due August 1, 2009 ("Notes") of Lexington Precision Corporation, a Delaware corporation (the "Company"), and warrants ("Warrants") to purchase up to __________ shares of fully paid and nonassessable Common Stock, $0.25 par value per share, of the Company, each in the form attached hereto. Reference is hereby made to the further provisions of this Unit set forth in each of the Note and the Warrant, which provisions shall have the same effect as if set forth herein.

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         IN WITNESS WHEREOF, the Company has caused this Unit to be executed by its officers thereunto duly authorized.

Dated: December 18, 2003

                                          LEXINGTON PRECISION CORPORATION

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                                 - and -

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

COUNTERSIGNED:

WILMINGTON TRUST COMPANY

By: __________________________________
Name: ________________________________
Title: _______________________________